Exhibit 10.1

AMENDMENT

OF THE

THIRD AMENDED AND RESTATED

WESTWOOD HOLDINGS GROUP, INC.

STOCK INCENTIVE PLAN

The Third Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan (the “Plan”) is hereby amended in the following respects, effective as of July 22, 2010.

1.	The last two sentences of Section 9.2 of the Plan are deleted in their entirety.

2.	The following new sentences are added at the end of Section 9.2 of the Plan:

“The Committee may provide that no dividends or dividend equivalents will be paid or accrued with respect to outstanding shares of Restricted Stock. If the Committee determines that dividends will be payable with respect to shares of Restricted Stock, then, unless the Committee determines otherwise, and subject to such claw back or other conditions as the Committee may impose, the dividends will be payable currently to the holder of such Restricted Stock. If the Committee determines that dividends on shares of Restricted Stock will be subject to vesting conditions (e.g., to the vesting conditions applicable to the corresponding shares of Restricted Stock), then such dividends will be forfeited if and to the extent such vesting conditions are not satisfied. If the Committee determines that dividends with respect to Restricted Stock will be paid in the form of additional shares of Restricted Stock, then the Committee may, in its sole discretion, cause the Company to register in the name of a Participant a stock certificate representing such shares of Restricted Stock issued as a dividend, and may cause the Company to hold such certificate in custody for the Participant’s account subject to the applicable vesting and other terms and conditions. Upon a forfeiture of any shares of Restricted Stock (including, without limitation, shares of Restricted Stock issued as dividends), such forfeited shares of Restricted Stock shall be transferred to the Company without further action by the Participant.”

This amendment has been adopted by the Board of Directors of Westwood Holdings, Group, Inc. on the date first above written.